SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 28, 2011

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 627-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A. Resignation of Rodney Christianson

On March 28, 2011, Rodney Christianson the chief executive officer of South Dakota Soybean Processors, LLC (the "Company") notified the Company that he is resigning as chief executive officer effective March 28, 2011.

B. Appointment of New Executive Officer

Effective March 28, 2011, Thomas Kersting (age 48) was appointed as the Company's acting chief executive officer. Mr. Kersting currently serves as the commercial manager of the Company and has been employed with the Company since 1996. Upon his appointment as chief executive officer, Mr. Kersting will not enter into any new compensatory (or other) plan, contract or arrangement with the Company, as he will continue to be compensated in accordance with his pre-existing compensation arrangement.

Item 9.01             Financial Statements and Exhibits.

(d)         Exhibits.               The following exhibits are filed with this report:

99.1                      Letter to Members dated March 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: March 29, 2011	/s/ Ron Gorder
President of the Board of Managers